UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 2, 2009

(Date of earliest event reported)
Corning Natural Gas Corporation (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	000-00643 (Commission File Number)	16-0397420 (I.R.S. Employer Identification No.)

330 West William Street, Corning, New York (Address of principal executive offices)	14830 (Zip Code)

(607) 936-3755 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Other Events

On September 30, 2009, Corning Natural Gas Corporation renewed its existing $8.0 million revolving line of credit with Community Bank, N.A. ("Community Bank") pursuant to a Line of Credit Agreement and Commercial Line of Credit Agreement and Note (together, the "Credit Agreement"). The line of credit will be due and payable in full on the earlier to occur of (1) March 31, 2010, (2) the date of demand by Community Bank, or (3) the date of an event of default, as defined in the Credit Agreement, unless extended by Community Bank. The line of credit bears interest annually at a fluctuating rate equal to the greater of 4% or the 30 day Libor Rate plus 2.25%. Payments of accrued and unpaid interest will be payable monthly beginning on October 30, 2009.

Any amounts due under the Credit Agreement will become immediately due and payable in the event of default, as defined in the credit agreement, and are secured by existing security agreements dated August 4, 2005 and November 28, 2005. The Credit Agreement also contains customary representations, warranties and covenants made by the parties.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by the full and complete terms of the Credit Agreement, which is attached as Exhibits 10.1 and 10.2 to this current report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
10.1 - Line of Credit Agreement dated September 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Natural Gas Corporation By: /s/ Firouzeh Sarhangi Name: Firouzeh Sarhangi Title: Chief Financial Officer
Dated: September 30, 2009

EXHIBIT INDEX

Exhibit Number Description

10.1 - Line of Credit Agreement dated September 30, 2009